EXECUTION COPY
Exhibit 10.19
ADMINISTRATIVE AND OPERATIONAL SERVICES AGREEMENT
BY AND AMONG
OXFORD RESOURCE PARTNERS, LP,
OXFORD MINING COMPANY, LLC,
AND
OXFORD RESOURCES GP, LLC

TABLE OF CONTENTS

ARTICLE I
DEFINITIONS; CONSTRUCTION

SECTION 1.1 Definitions	1
SECTION 1.2 Construction	1

ARTICLE II
SCOPE OF SERVICES

SECTION 2.1 Provision of Services	2
SECTION 2.2 Change of Services	2
SECTION 2.3 Nonexclusive	2

ARTICLE III
REIMBURSEMENT

SECTION 3.1 Expense Reimbursement	3
SECTION 3.2 Special Services	3
SECTION 3.3 U.S. Currency	3

ARTICLE IV
TERMS OF PAYMENT AND ACCOUNTING

SECTION 4.1 Calculation and Submission Of Charges	3

ARTICLE V
BOOKS AND RECORDS; REPORTS

SECTION 5.1 Books and Records	3
SECTION 5.2 Reports	3

ARTICLE VI
MISCELLANEOUS

SECTION 6.1 Termination	4
SECTION 6.2 No Fiduciary Duties	4
SECTION 6.3 No Representations or Warranties	4
SECTION 6.4 Force Majeure	4
SECTION 6.5 Waiver	4
SECTION 6.6 Further Assurances	4
SECTION 6.7 Notices	4
SECTION 6.8 Counterparts	5
SECTION 6.9 Applicable Law	5
SECTION 6.10 Binding Effect; Assignment	5
SECTION 6.11 Severability	5
SECTION 6.12 Modification; Amendment	5
SECTION 6.13 Entire Agreement; Supersedure	6

i

ADMINISTRATIVE AND OPERATIONAL SERVICES AGREEMENT
     This ADMINISTRATIVE AND OPERATIONAL SERVICES AGREEMENT (this “Agreement”) is entered into as of August 24, 2007 (the “Effective Date”) by and among Oxford Resource Partners, LP, a Delaware limited partnership (the “Partnership”), Oxford Mining Company, LLC, an Ohio limited liability company and a wholly owned subsidiary of the Partnership (“Oxford Operating”), and Oxford Resources GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “GP”).
R E C I T A L S
     WHEREAS, the Parties hereto desire, by their execution of this Agreement, to evidence the terms and conditions upon which the GP will provide certain services to the Partnership Entities.
A G R E E M E N T S
     NOW, THEREFORE, in consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS; CONSTRUCTION
     SECTION 1.1 Definitions. Unless otherwise clearly indicated to the contrary, the definitions listed on Exhibit A shall be for all purposes applied to the terms used in this Agreement.
     SECTION 1.2 Construction. The following provisions shall be applied wherever appropriate in this Agreement:
     (a) “herein,” “hereby,” “hereunder,” “hereof,” “hereto” and other equivalent words shall refer to this Agreement as an entirety and not solely to the particular portion of this Agreement in which any such word is used;
     (b) “including” means “including without limitation” and is a term of illustration and not of limitation;
     (c) all definitions set forth herein shall be deemed applicable whether the words defined are used herein in the singular or the plural;
     (d) references herein to other documents and agreements shall mean such documents and agreements as amended and restated from time to time;
     (e) wherever used herein, any pronoun or pronouns shall be deemed to include both the singular and plural and to cover all genders;

          (f) this Agreement shall not be construed against any person as the principal draftsperson hereof;
          (g) the section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of the Sections, or in any way affect this Agreement; and
          (h) any references herein to a particular Section, Article, Exhibit or Schedule means a Section or Article of, or an Exhibit or Schedule to, this Agreement unless another agreement is specified.
ARTICLE II
SCOPE OF SERVICES
     SECTION 2.1 Provision of Services.
          (a) Beginning on the Effective Date the GP shall provide the Partnership Entities with such services (the “Services”) as the GP determines may be reasonable and necessary to operate the Business, including, without limitation, those Services set forth in Exhibit B, during the term of this Agreement and for such additional periods as the Parties may agree.
          (b) The Services shall be provided from time to time at such times and pursuant to such instructions and specifications as the Partnership Entities shall provide.
     SECTION 2.2 Change of Services.
          (a) The Partnership Entities shall have the right at any time during the term of this Agreement to request any changes in the Services.
          (b) Any change in the Services shall be authorized in writing and evidenced by an amendment to Exhibit B, which amendment shall be signed by the Parties. Unless otherwise agreed in writing, the provisions of this Agreement shall apply to all changes in the Services.
     SECTION 2.3 Nonexclusive.
          (a) The GP may provide the Services to any person from time to time.
          (b) The Partnership Entities shall not be obliged to acquire services exclusively from the GP but shall remain free to acquire services from any other sources which the Partnership Entities feel are appropriate.
          (c) Performance of Services by Affiliates and Third Parties. The Parties hereby agree that in discharging its obligations hereunder, the GP may engage any of its Affiliates or any qualified third party to perform the Services (or any part of the Services) on its behalf and that the performance of the Services (or any part of the Services) by any such Affiliate or third party shall be treated as if the GP performed such Services itself.

Notwithstanding the foregoing, nothing contained herein shall relieve the GP of its obligations hereunder.
          (d) Appointment of Independent Accounting Firm. Notwithstanding anything to the contrary in this Agreement, the Parties hereby acknowledge and agree that the GP shall have the exclusive authority to appoint an independent registered public accounting firm to audit the financial statements of the Partnership Entities.
ARTICLE III
REIMBURSEMENT
     SECTION 3.1 Expense Reimbursement. The Partnership Entities agree to reimburse the GP for all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership Entities hereunder.
     SECTION 3.2 Special Services. The Partnership Entities may from time to time request the GP to provide special additional Services. The Partnership Entities shall pay the GP’s costs and expenses incurred in the provision of such special Services in the manner and at the time specified in Section 4.1.
     SECTION 3.3 U.S. Currency. All amounts payable under this Agreement are expressed, and shall be paid, in United States dollars.
ARTICLE IV
TERMS OF PAYMENT AND ACCOUNTING
     SECTION 4.1 Calculation and Submission Of Charges. The GP shall submit charges to the Partnership Entities at the end of each month calculated on the basis of actual cost of the Services provided hereunder, accompanied by such supporting documentation as agreed upon from time to time by the Parties hereto. Charges shall be adjusted if necessary following the completion of each year of this Agreement based on actual annual costs for the Services provided hereunder.
ARTICLE V
BOOKS AND RECORDS; REPORTS
     SECTION 5.1 Books and Records. The GP shall maintain accurate books and records regarding the performance of the Services and its calculation of the costs of such Services and shall retain such books and records for the period required by applicable accounting practices and by applicable law.
     SECTION 5.2 Reports. The GP shall prepare and deliver to the Partnership Entities any reports provided for in this Agreement and such other reports as the Partnership Entities may reasonably request from time to time regarding the performance of the Services.

ARTICLE VI
MISCELLANEOUS
     SECTION 6.1 Termination. Any Party may terminate this Agreement by providing written notice to the other Parties of its intention to terminate the Agreement, which notice must be provided at least 30 days prior to such termination.
     SECTION 6.2 No Fiduciary Duties. No Party shall have any fiduciary obligations or duties to any other Party by reason of this Agreement.
     SECTION 6.3 No Representations or Warranties. The Services to be provided hereunder shall be provided on the basis that the GP does not make any warranties or representations, express or implied, with respect to such Services save and except that such Services shall be provided by qualified personnel in a professional and timely manner.
     SECTION 6.4 Force Majeure. A Party’s obligation under this Agreement shall be excused when and to the extent its performance of that obligation is prevented by reason of Force Majeure; provided, however, that a Party shall not be excused by Force Majeure from any obligation to pay money. A Party that is prevented from performing its obligations under this Agreement by reason of Force Majeure shall promptly notify the other Parties of that fact and shall exercise due diligence to end its inability to perform as promptly as practicable. Notwithstanding the foregoing, a Party is not required to settle any strike, lockout or other labor dispute in which it may be involved.
     SECTION 6.5 Waiver. No failure by any Party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach of this Agreement shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.
     SECTION 6.6 Further Assurances. Each Party shall from time to time, and at all times, do such further acts and execute and deliver all such further deeds and documents as shall be reasonably requested by another Party in order to fully perform and carry out the terms of this Agreement.
     SECTION 6.7 Notices. Any notice, request, demand, direction or other communication required or permitted to be given or made under this Agreement to a Party shall be in writing and may be given by hand delivery, postage prepaid first-class mail delivery, or delivery by a reputable international courier service guaranteeing next business day delivery to such Party at its address noted below:
(a)	in the case of the GP, to: Oxford Resources GP, LLC 544 Chestnut Street Coshocton, Ohio Attention: Chairman of the Board

with a copy to:	AIM Infrastructure MLP Fund, L.P.
950 Tower Lane
Suite 800
Foster City, CA 94404
Attention: Matthew P. Carbone & Brian Barlow
(b)	in the case of any of the Partnership Entities: c/o Oxford Resource Partners, LP 544 Chestnut Street Coshocton, Ohio Attention: General Partner
or at such other address of which notice may have been given by such Party in accordance with the provisions of this Section 6.7.
     SECTION 6.8 Counterparts. This Agreement may be executed in several counterparts, no one of which needs to be executed by all of the Parties. Each such counterpart, including a facsimile transmission of this Agreement, shall be deemed to be an original and shall have the same force and effect as an original. All counterparts together shall constitute but one and the same instrument.
     SECTION 6.9 Applicable Law. In the provision of the Services hereunder the Parties shall comply with and observe all applicable laws, regulations and orders of any proper authority having jurisdiction over the Services provided. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.
     SECTION 6.10 Binding Effect; Assignment.
     (a) This Agreement will inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.
     (b) This Agreement may not be assigned by any Party without the prior written consent of the other Parties.
     SECTION 6.11 Severability. If any provision of this Agreement or the application thereof to any Party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.
     SECTION 6.12 Modification; Amendment. This Agreement may not be modified or amended except by an instrument in writing signed by each of the Parties or by their respective successors or permitted assigns.

     SECTION 6.13 Entire Agreement; Supersedure. This Agreement constitutes the entire agreement of the Parties relating to the matters contained herein and supersedes all prior contracts or agreements, whether oral or written, relating to the matters contained herein.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

OXFORD RESOURCE PARTNERS, LP

By:	Oxford Resources GP, LLC, its General Partner

By:	/s/ Matthew P. Carbone Name: Matthew P. Carbone
Title: Authorized Person

OXFORD MINING COMPANY, LLC

By:	Oxford Resource Partners LP, its Sole Member

By:	Oxford Resources GP, LLC, its General Partner

By:	/s/ Matthew P. Carbone Name: Matthew P. Carbone
Title: Authorized Person

OXFORD RESOURCES GP, LLC

By:	/s/ Matthew P. Carbone Name: Matthew P. Carbone
Title: Authorized Person
[Signature Page to Administrative and Operational Services Agreement]

EXHIBIT A
DEFINED TERMS
     “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used in this definition, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
     “Agreement” has the meaning set forth in the introductory paragraph of this Agreement.
     “Business” means the business of the Partnership Entities.
     “Damages” has the meaning set forth in Section 6.1.
     “Effective Date” has the meaning set forth in the introductory paragraph of this Agreement.
     “Force Majeure” means any cause or event which is beyond the reasonable control of a Party, including the following causes and events (unless such causes or events are within such Party’s reasonable control):
(a)	an act of God;

(b)	a strike, lockout, labor difficulty or other industrial disturbance;

(c)	an act of a public enemy, war, blockade, insurrection or public riot;

(d)	lightning, fire, storm, flood or explosion;

(e)	governmental action, delay, restraint or inaction;

(f)	judicial order or injunction; or

(g)	material shortage or unavailability of equipment.
     “GP” has the meaning set forth in the introductory paragraph of this Agreement.
     “GP Party” has the meaning set forth in Section 6.1.
     “Oxford Operating” has the meaning set forth in the introductory paragraph of this Agreement.
     “Partnership” has the meaning set forth in the introductory paragraph of this Agreement.

A-1

     “Partnership Entities” means the Partnership and Oxford Operating and any Affiliate controlled (and only so long as such Affiliates are controlled) by the Partnership or Oxford Operating (as the term “control” is used in the definition of “Affiliate”).
     “Party” means any one of the Persons that executes this Agreement.
     “Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.
     “Services” has the meaning set forth in Section 2.1(a).

A-2

EXHIBIT B
SERVICES PROVIDED TO THE PARTNERSHIP ENTITIES
The GP shall provide the Partnership Entities with certain services, including:
(a)	general administrative and management services;

(b)	human resources;

(c)	information technology;

(d)	finance and accounting;

(e)	corporate development;

(f)	real property;

(g)	marketing;

(h)	engineering;

(i)	operations (including mining operations);

(j)	geological services;

(k)	risk management;

(l)	insurance services;

(m)	tax and audit; and

(n)	investor relations.

B-1